UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25202	75-2564006
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport,
Texas		75261
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     General. On July 15, 2005, James Kupferschmid executed an employment agreement (the “Agreement”) with Kitty Hawk, Inc. (the “Company”) effective as of July 11, 2005. Pursuant to the Agreement, the Company employs Mr. Kupferschmid as the Company’s Vice President and Chief Financial Officer. The Agreement has a two-year term commencing on July 11, 2005, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason. A copy of the Agreement is attached to this report as Exhibit 10.1 and the following description is qualified in its entirety by reference to the attached Agreement.

     Compensation and Benefits. Under the Agreement, Mr. Kupferschmid is entitled to an annual base salary of $185,000. Thereafter, Mr. Kupferschmid’s annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Company’s Board of Directors. The Company may not decrease the salary of Mr. Kupferschmid during the term of the Agreement. In addition, Mr. Kupferschmid is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Company’s Board of Directors. Mr. Kupferschmid is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Company’s Board of Directors and any benefit programs adopted by the Company for the benefit of its executive officers. Mr. Kupferschmid was granted a stock option to purchase 150,000 shares of common stock of the Company in accordance with the terms of the Kitty Hawk 2003 Long Term Equity Incentive Plan. This stock option vests in three equal annual installments, beginning on July 11, 2006. Mr. Kupferschmid shall not be eligible for additional option or equity grants until November 2006. Mr. Kupferschmid is also entitled to reimbursement of personal relocation expenses not to exceed $40,000.

     Effect of Termination. Under the Agreement, if Mr. Kupferschmid’s employment is terminated by the Company other than for “Cause” (as defined in the Agreement) or by the Company not renewing the Agreement or by Mr. Kupferschmid for “Good Reason” (as defined in the Agreement), Mr. Kupferschmid is generally entitled to receive:

•	six months of his annual base salary in effect on the date of termination (the “Severance Payment”), reduced in the case of the Company’s election to not renew the Agreement by certain remuneration earned by Mr. Kupferschmid in the six months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus Mr. Kupferschmid would have earned for such year if he was employed by the Company through the end of the year, multiplied by (ii) the percentage of the year of termination that Mr. Kupferschmid was employed by the Company (the “Pro-Rated Bonus”); and

•	Mr. Kupferschmid’s previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

     In addition to the foregoing, the options under Mr. Kupferschmid’s currently outstanding incentive stock option agreement that would have vested during the twelve months following his separation date if he had remained employed by the Company would immediately vest and become exercisable and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, the Company would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits (the “Insurance Benefits”) to Mr. Kupferschmid for up to six months following separation.

     If Mr. Kupferschmid’s employment with the Company is terminated by reason of death or disability, by Mr. Kupferschmid without Good Reason, by Mr. Kupferschmid not renewing the term of the Agreement or by the Company for Cause, Mr. Kupferschmid is generally entitled to receive his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if Mr. Kupferschmid terminates the Agreement without Good Reason or by not renewing the Agreement and such termination is prior to the finalization of the Company’s prior year audited financial statements or if the Company terminates the Agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if Mr. Kupferschmid’s employment with the Company is terminated by reason of death or disability, he will receive the Pro-Rated Bonus.

     Effect of a Change in Control. In the event of a “Change in Control” (as defined in the Agreement), the term of the Agreement shall continue for the longer of (i) the remainder of the term of the Agreement or (ii) twelve months (such twelve month period, even if the remainder of the term of the Agreement is a longer period, the “Change in Control Period”) and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change in Control Period, Mr. Kupferschmid terminates his employment for Good Reason or the Company terminates his employment without Cause, Mr. Kupferschmid is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

     In addition to the foregoing, the options under Mr. Kupferschmid’s currently outstanding incentive stock option agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, the Company would also continue to provide the Insurance Benefits to Mr. Kupferschmid for up to six months following separation.

     Other Protective Provisions. Under the Agreement, Mr. Kupferschmid is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective as of July 11, 2005, by and between Kitty Hawk, Inc. and James Kupferschmid.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

By:	/s/ Steven E. Markhoff

Name:	Steven E. Markhoff
Title:	Vice President Strategic Planning, General
Counsel and Corporate Secretary

Date: July 20, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective as of July 11, 2005, by and between Kitty Hawk, Inc. and James Kupferschmid.